Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Class A Common Stock, $0.0001 par value per share, of Archer Aviation Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 9th day of May, 2023.

STELLANTIS N.V.

By:	/s/ Giorgio Fossati
Name: Giorgio Fossati
Title: General Counsel

FCA US LLC

By:	/s/ Giorgio Fossati
Name: Giorgio Fossati
Title: Attorney-in-Fact

FCA NORTH AMERICA HOLDINGS LLC

By:	/s/ Giorgio Fossati
Name: Giorgio Fossati
Title: Attorney-in-Fact

FCA FOREIGN SALES HOLDCO LTD.

By:	/s/ Giorgio Fossati
Name: Giorgio Fossati
Title: Attorney-in-Fact

SFS UK 1 LIMITED

By:	/s/ Giorgio Fossati
Name: Giorgio Fossati
Title: Attorney-in-Fact

FCA ITALY S.P.A.

By:	/s/ Giorgio Fossati
Name: Giorgio Fossati
Title: Attorney-in-Fact